CTC MEDIA REPORTS
SECOND QUARTER 2006 FINANCIAL RESULTS

- Consolidated Revenue Increases 83.2% to $102.8 Million -
- OIBDA Increases 106% to $54.4 Million -
- Net Income of $34.1 Million, $0.23 Earnings Per Share -

MOSCOW —  July 31, 2006—CTC Media, Inc. (NASDAQ: CTCM), a leading television broadcaster in Russia, today reported financial results for the three- and six-month periods ended June 30, 2006.

US$ 000’s, except per share data	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2006	Change	2005	2006	Change
Total operating revenues	$56,094	$102,758	83.2%	$99,164	$181,981	83.5%
Total operating expenses	(33,338)	(53,549)	60.6%	(62,739)	(99,704)	58.9%
OIBDA[1]	26,403	54,392	106.0%	43,334	91,198	110.5%
Net income	$14,606	$34,110	133.5%	$22,508	$56,765	152.2%
Earnings per share	$0.09	$0.23	155.6%	$0.14	$0.38	171.4%

Financial Highlights

•	Record quarterly and six-month results across all key financial metrics

•	Consolidated revenue increased 83% to $102.8 million in the second quarter and 84% to $182.0 in the first six months of 2006

•	OIBDA increased 106% to $54.4 million and 110% to 91.2 million in the three- and six-month periods ended June 30, 2006

•	Net income increased 134% to $34.1 million in the second quarter and 152% to $56.8 million in the first six months of 2006

•	$0.23 and $0.38 fully diluted earnings per share for the three- and six-month periods ended June 30, 2006, an increase of 156% and 171%, respectively

Corporate Highlights

•	Successful IPO on NASDAQ in June 2006, raising net proceeds of $105 million

•	Combined audience share for the second quarter of 2006 rose to 13%, driven by exceptional programming performance at CTC Network

•	Added three owned-and-operated stations in key local regions

Alexander Rodnyansky, Chief Executive Officer, stated, ‘‘During the second quarter we continued to demonstrate strong operating and financial momentum as the investments we have made in our operations continue to generate tangible returns. Capitalizing on the growth of advertising spending in Russia and our success in building audience shares among our target demographics, we continue to post revenue growth well ahead of the Russian television advertising market. Further, as a result of our disciplined approach to managing costs, we have been able to convert an increasing amount of our revenue into profits.’’

1	OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). OIBDA is a non-GAAP financial measure. Please refer to Attachment A for a reconciliation of OIBDA to net income.

‘‘With the successful completion of our IPO in June, we raised net proceeds of $105 million, which further strengthens our ability to aggressively pursue our strategy and fully participate in the growth of our industry. As we seek to build on our presence in the region, we are committed to generating profitable growth and maintaining a healthy balance sheet. We are well positioned to execute on our growth initiatives and build value for our shareholders over the long term.’’

Results for the Three Months Ended June 30, 2006

CTC Media’s total operating revenue for the three months ended June 30, 2006, increased 83.2% to $102.8 million from $56.1 million for the three months ended June 30, 2005. The revenue growth reflects the continued growth of the Russian television advertising market and CTC’s ability to deliver to advertisers their target audiences.

CTC Media’s combined audience share increased to 13.0% in the second quarter of 2006 compared to 11.5% in the second quarter of 2005. The CTC Network increased its total audience share to 11.7% for the second quarter of 2006, up from 10.3% in last year’s second quarter, and remained the fourth most watched broadcaster in Russia overall. Domashny’s audience share grew from 1.2% for the three months ended June 30, 2005, to 1.3% for the three months ended June 30, 2006. The increase in CTC’s audience share was mainly driven by the success of the Born Not Pretty series. The series has been the CTC Network’s most successful program in its broadcasting history, generating an average overall primetime audience share of 30.9% in the three months ended June 30, 2006. Although CTC Media continuously seeks to acquire and commission high quality programming, the Company does not expect that it will be able to replace Born Not Pretty with programming that will be as successful as this series was. Consequently, the Company does not believe that the rate of growth in its advertising revenues for the three- and six-month periods ended June 30, 2006, as compared to the same periods in 2005, is indicative of its future financial performance.

Consolidated total operating expenses in the second quarter of 2006 amounted to $53.5 million compared to $33.3 million in the second quarter of 2005. The increase in total operating expenses in absolute terms was primarily driven by an increase in programming amortization expense, which in turn was driven by increases in the cost of programming, and increases in selling, general and administrative costs. Total operating expenses as a percentage of revenues decreased from 59.4% reported in the second quarter of 2005 to 52.1% in the second quarter of 2006.

OIBDA increased 106% to $54.4 million for the second quarter of 2006 compared to $26.4 million in the second quarter of 2005. The OIBDA margin improved from 47.1% to 52.9% over the same period.

Operating income for the quarter was $49.2 million compared with $22.8 million for the three months ended June 30, 2005, an increase of 116.2%. Operating income as a percentage of total operating revenue grew from 40.6% in the second quarter of 2005 to 47.9% in the second quarter of 2006.

Net income for the quarter was $34.1 million compared to $14.6 million for the three months ended June 30, 2005. Fully diluted income per share was $0.23 for the three months ended June 30, 2006, compared to $0.09 for the three months ended June 30, 2005.

Results for the Six Months Ended June 30, 2006

CTC Media’s total operating revenue for the six months ended June 30, 2006, increased by 83.5% to $182.0 million from $99.2 million for the six months ended June 30, 2005.

Consolidated total operating expenses for the first six months of 2006 increased by 58.9% to $99.7 million compared to $62.7 million for the first six months of 2005. Total operating expenses as a percentage of revenues decreased from 63.3% for the first six months of 2005 to 54.8% for the first six months of 2006.

OIBDA increased 110.5% to $91.2 million for the first six months of 2006 compared to $43.3 million for the first six months of 2005. OIBDA margin for the six-month period increased from 43.7% in 2005 to 50.1% in 2006.

Operating income for the first six months of 2006 was $82.3 million compared with $36.4 million for the first six months of 2005, an increase of 125.8%. Operating income as a percentage of total operating revenue grew from 36.7% for the first six months of 2005 to 45.2% for the first six months of 2006.

Net income for the six months ended June 30, 2006 was $56.8 million compared to $22.5 million for the six months ended June 30, 2005. Fully diluted income per share was $0.38 for the six months ended June 30, 2006, compared to $0.14 for the six months ended June 30, 2005.

Guidance

For the full year ending December 31, 2006, the Company currently expects to generate consolidated total operating revenue in the range of $360 to $385 million, with a consolidated OIBDA margin in the range of 46-47%.

Conference Call

The Company will also host a conference call to discuss its second quarter 2006 financial results today, Monday, July 31, at 9 a.m. ET, corresponding to 5 p.m. Moscow time. To access the conference call, please dial +1 973 582 2843 (International) or 8108 002 531 1012 (Russia) and reference pass code 7628004. A live webcast of the conference call will also be available on the investor relations portion of the Company's corporate web site, located at www.ctcmedia.ru. A replay of the conference call will be available through Monday, August 14, 2006, at midnight ET. The replay can be accessed by dialing +1 973 341 3080. The pass code for the replay is 7628004. The webcast will also be archived on the Company’s web site for two weeks.

About CTC Media, Inc.

Based in Moscow, CTC Media, Inc. was formed in 1989 to pursue commercial media and advertising opportunities in Russia. The Company owns and operates the CTC television network, which reaches approximately 100 million people through over 310 affiliate stations, including 17 owned-and-operated stations; and the Domashny television network, which reaches approximately 57 million people through over 170 affiliate stations, including six owned-and-operated stations. The Company is traded on The Nasdaq National Market under the symbol: CTCM. For more information on CTC Media, please visit: www.ctcmedia.ru.

# # #

Contacts:

CTC Media, Inc.
Dmitry Barsukov
Irina Osadchaya
+ 7 495 783 3650

Brainerd Communicators, Inc.
Jenna Focarino (media)
Michael Smargiassi or Todd St.Onge (investors)
+1 212 986 6667

Certain statements in this press release that are not based on historical information are ‘‘forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which include, among other things, guidance on our projected total operating revenues and OIBDA margin for the year ending December 31, 2006 and our ability to execute on our growth strategy, reflect the Company's current expectations concerning future results and events. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CTC Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual future results to differ from those expressed by forward-looking statements include, among others, risks related to recently adopted changes in Russian advertising laws; changes in the size of the Russian television advertising market; our ability to deliver audience share, particularly in primetime, to our advertisers; free-to-air television remaining a significant advertising forum in Russia; our reliance on a single television advertising sales house for substantially all of our revenues; and restrictions on foreign involvement in the Russian television business. These and other risks are described in the ‘‘Risk Factors’’ section of CTC Media's final prospectus dated May 31, 2006 and filed with the SEC on June 1, 2006. Other unknown or unpredictable factors could have material adverse effects on CTC Media's future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur. You are cautioned not to place undue reliance on these forward-looking statements. CTC Media does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

(See attached financial statements)

Attachment A

SUPPLEMENTAL DISCLOSURES
REGARDING NON-GAAP FINANCIAL INFORMATION

OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). The Company believes that this metric is an appropriate and useful measure for evaluating the core current operating performance of its business. This metric is used by management to further its understanding of the Company’s operating performance in the ordinary, ongoing and customary course of operations. The Company also believes that it provides investors and equity analysts with a useful basis for analyzing operating performance against historical data and the results of comparable companies.

The most directly comparable GAAP measure to the non-GAAP measure of OIBDA is net income. Unlike net income, OIBDA excludes depreciation and amortization, other than amortization of programming rights and sublicensing rights. The purchase of programming rights is the Company’s most significant expenditure that enables it to generate revenues and OIBDA includes the impact of the amortization of these rights. Expenditures for capital items such as property, plant and equipment have a materially less significant impact on the Company’s ability to generate revenues. For this reason, the Company excludes the related depreciation expense for these items from OIBDA. Moreover, a significant portion of its intangible assets were acquired in business acquisitions. The amortization of intangible assets is therefore also excluded from OIBDA.

OIBDA also excludes other components of net income that the Company does not consider to be indicators of its core operating performance. Accordingly, it excludes from core operating performance certain items over which it does not have substantial managerial influence and that are not reflective of ordinary, ongoing and customary course activities. Such non-core items include foreign currency gains and losses, interest income and expense, gains on the sale of businesses, other non-operating gains and losses, equity in the income of investee companies that the Company does not control, income tax expense, and income attributable to minority interest shareholders.

Because OIBDA is not a GAAP measurement of financial performance, there are material limitations in its usefulness on a stand-alone basis, including the lack of comparability to the GAAP financial results of other companies. It should be considered in addition to, and not as a substitute for, net income. The items excluded from OIBDA are significant components in assessing our overall financial performance.

The following table presents a reconciliation of the Company's consolidated OIBDA to consolidated net income for the three- and six-month periods to June 30, 2005 and 2006:

	Three months ended June 30,		Six months ended June 30,
	2005	2006	2005	2006
	(in thousands and unaudited)
OIBDA	$26,403	$54,392	$43,334	$91,198
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(3,647)	(5,183)	(6,909)	(8,921)
Operating income	22,756	49,209	36,424	82,277
Foreign currency gains (losses)	(701)	242	(754)	1,321
Interest income	1,346	282	2,641	325
Interest expense	(2,146)	(607)	(4,664)	(1,773)
Gains on sale of businesses	—	782	—	782
Other non-operating losses, net	(111)	(289)	(147)	(80)
Equity in income of investee companies	130	723	280	886
Income before income tax and minority interest	21,274	50,342	33,781	83,738
Income tax expense	(6,167)	(14,923)	(10,390)	(24,960)
Income attributable to minority interest	(501)	(1,309)	(883)	(2,013)
Net income	$14,606	$34,110	$22,508	$56,765

In this press release, the Company provides guidance on the Company's consolidated OIBDA for the year ending December 31, 2006. The following table presents a reconciliation of the Company's projected OIBDA, based on the mid-point of the provided range, to projected operating income for the year ending December 31, 2006. To further reconcile operating income to net income, foreign currency gains (losses), interest income, interest expense, gains (losses) on the sale of businesses, other non-operating gains (losses), equity in income of investee companies, income tax expense and income attributable to minority interest would need to be added and/or subtracted, as appropriate, from operating income. The Company does not provide a quantitative reconciliation of projected consolidated OIBDA to projected consolidated net income because it believes that such a reconciliation is not available without unreasonable efforts.

Year Ending December 31, 2006 (Projected)
(in thousands)
OIBDA	$173,000
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(19,500)
Operating income	$153,500

Attachment B

SEGMENT FINANCIAL INFORMATION
(in thousands of US dollars and unaudited)

Three Months Ended June 30, 2005

	CTC Network	Domashny Network	CTC TV Station Group	Domashny TV Station Group	Eliminations and Other	Total
Operating revenue	$39,889	$2,897	$11,520	$1,788	$—	$56,094
Direct operating expenses	(1,024)	(613)	(989)	(634)	76	(3,184)
Selling, general and administrative expenses	(2,754)	(1,004)	(3,111)	(738)	(1,673)	(9,280)
Amortization of programming rights	(13,556)	(2,923)	(672)	(64)	(12)	(17,227)
Amortization of sublicensing rights	—	—	—	—	—	—
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(454)	(104)	(882)	(1,679)	(528)	(3,647)
Operating income	$22,101	$(1,747)	$5,866	$(1,327)	$(2,137)	$22,756

Three Months Ended June 30, 2006

	CTC Network	Domashny Network	CTC TV Station Group	Domashny TV Station Group	Eliminations and Other	Total
Operating revenue	$75,518	$4,983	$19,151	$3,239	$(133)	$102,758
Direct operating expenses	(1,198)	(703)	(1,165)	(834)	(86)	(3,986)
Selling, general and administrative expenses	(3,165)	(1,349)	(3,402)	(1,411)	(4,279)	(13,606)
Amortization of programming rights	(24,701)	(4,156)	(763)	(14)	34	(29,600)
Amortization of sublicensing rights	(1,174)	—	—	—	—	(1,174)
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(272)	(138)	(1,288)	(2,981)	(504)	(5,183)
Operating income	$45,008	$(1,363)	$12,533	$(2,001)	$(4,968)	$49,209

(Continued on the next page)

SEGMENT FINANCIAL INFORMATION (Continued)
(in thousands of US dollars and unaudited)

Six Months Ended June 30, 2005

	CTC Network	Domashny Network	CTC TV Station Group	Domashny TV Station Group	Eliminations and Other	Total
Operating revenue	$72,622	$3,279	$19,904	$3,380	$(21)	$99,164
Direct operating expenses	(2,154)	(953)	(1,954)	(1,340)	154	(6,247)
Selling, general and administrative expenses	(5,515)	(2,309)	(5,664)	(2,292)	(3,566)	(19,346)
Amortization of programming rights	(24,915)	(3,608)	(1,283)	(322)	(109)	(30,237)
Amortization of sublicensing rights	—	—	—	—	—	—
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(672)	(139)	(1,784)	(3,268)	(1,046)	(6,909)
Operating income	$39,366	$(3,730)	$9,219	$(3,842)	$(4,588)	$36,425

Six Months Ended June 30, 2006

	CTC Network	Domashny Network	CTC TV Station Group	Domashny TV Station Group	Eliminations and Other	Total
Operating revenue	$137,738	$9,294	$30,404	$4,773	$(228)	$181,981
Direct operating expenses	(2,477)	(1,397)	(2,274)	(1,570)	61	(7,657)
Selling, general and administrative expenses	(6,082)	(2,766)	(5,741)	(3,146)	(6,332)	(24,067)
Amortization of programming rights	(47,622)	(7,942)	(1,488)	(22)	64	(57,010)
Amortization of sublicensing rights	(2,049)	—	—	—	—	(2,049)
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(543)	(266)	(2,287)	(4,801)	(1,024)	(8,921)
Operating income	$78,965	$(3,077)	$18,614	$(4,766)	$(7,459)	$82,277

CTC MEDIA, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands of US dollars, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2005	2006	2005	2006
REVENUES:
Advertising	$55,620	$99,563	$98,308	$176,462
Sublicensing and other revenues	474	3,195	856	5,519
Total operating revenues	56,094	102,758	99,164	181,981
EXPENSES:
Direct operating expenses (exclusive of amortization of programming rights and sublicensing rights, shown below, and exclusive of depreciation and amortization of $2,901 and $4,317 for three months and $5,655 and $7,568 for the six months ended June 30, 2005 and 2006, respectively)	(3,184)	(3,986)	(6,247)	(7,657)
Selling, general and administrative (exclusive of depreciation and amortization of $746 and $867 for three months and $1,254 and $1,354 for the six months ended June 30, 2005 and 2006, inclusive of stock based compensation of $221 and $953 for three months and $370 and $1,103 for the six months ended June 30, 2005 and 2006, respectively)	(9,280)	(13,606)	(19,346)	(24,067)
Amortization of programming rights	(17,227)	(29,600)	(30,237)	(57,010)
Amortization of sublicensing rights	—	(1,174)	—	(2,049)
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(3,647)	(5,183)	(6,909)	(8,921)
Total operating expenses	(33,338)	(53,549)	(62,739)	(99,704)
OPERATING INCOME	22,756	49,209	36,425	82,277
FOREIGN CURRENCY GAINS (LOSSES)	(701)	242	(754)	1,321
INTEREST INCOME	1,346	282	2,641	325
INTEREST EXPENSE	(2,146)	(607)	(4,664)	(1,773)
GAINS ON SALE OF BUSINESSES	—	782	—	782
OTHER NON-OPERATING LOSSES, net	(111)	(289)	(147)	(80)
EQUITY IN INCOME OF INVESTEE COMPANIES	130	723	280	886
Income before income tax and minority interest	21,274	50,342	33,781	83,738
INCOME TAX EXPENSE	(6,167)	(14,923)	(10,390)	(24,960)
INCOME ATTRIBUTABLE TO MINORITY INTEREST	(501)	(1,309)	(883)	(2,013)
NET INCOME	$14,606	$34,110	$22,508	$56,765
Net income attributable to preferred stockholders	$(6,448)	$(11,594)	$(9,948)	$(22,989)
Net income attributable to common stockholders	$8,158	$22,516	$12,560	$33,775
Net income per share attributable to common stockholders — basic	$0.10	$0.24	$0.15	$0.40
Net income per share attributable to common stockholders — diluted	$0.09	$0.23	$0.14	$0.38
Weighted average common shares outstanding — basic	84,350,400	94,080,899	84,178,244	83,846,170
Weighted average common shares outstanding — diluted	159,419,848	151,411,235	158,289,868	148,194,250

CTC MEDIA, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of US dollars)

	Six months ended June 30,
	2005	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22,508	$56,765
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense (benefit)	309	(3,629)
Depreciation and amortization	6,909	8,921
Amortization of programming rights	30,237	57,010
Amortization of sublicensing rights	—	2,049
Stock based compensation expense	370	1,103
Gain on disposal of property and equipment	118	(306)
Gains on sale of businesses	—	(782)
Equity in income of unconsolidated investees	(280)	(886)
Income attributable to minority interest	883	2,013
Foreign currency losses (gains)	754	(1,321)
Changes in operating assets and liabilities:
Trade accounts receivable	(2,801)	(6,945)
Prepayments	(9,710)	2,203
Other assets	(793)	(429)
Accounts payable and accrued liabilities	(3,391)	740
Interest accrual	274	(208)
Deferred revenue	7,325	229
Other liabilities	(2,714)	670
Dividends received from equity investees	315	120
Acquisition of programming and sublicensing rights	(46,826)	(63,960)
Net cash provided by (used in) operating activities	3,485	53,357
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(3,692)	(2,209)
Acquisitions of businesses, net of cash acquired	(100)	(19,543)
Proceeds from sale of businesses, net of cash disposed	76	882
Proceeds from sale of property and equipment	—	606
Other investing activities	(116)	(62)
Net cash used in investing activities	(3,833)	(20,326)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuances of common stock	—	105,041
Common stock issuance costs	—	(331)
Proceeds from exercise of stock options	158	5,856
Proceeds from loans	—	19,000
Repayments of loans	(7,012)	(60,384)
Decrease (increase) in restricted cash	4	(49)
Dividends paid to minority interest	(797)	(1,735)
Net cash provided by (used in) financing activities	(7,647)	67,398
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(770)	905
Net increase (decrease) in cash and cash equivalents	(8,765)	101,334
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	29,677	15,300
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$20,912	$116,634

CTC MEDIA, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of US dollars, except share and per share data)

	December 31, 2005	June 30, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,300	$116,634
Trade accounts receivable, net of allowance for doubtful accounts (December 31, 2005 — $287; June 30, 2006-$453)	6,016	13,874
Taxes reclaimable	3,109	4,033
Prepayments	25,886	30,741
Programming rights, net	38,100	42,949
Deferred tax asset	1,310	2,847
Other current assets	790	959
TOTAL CURRENT ASSETS	90,511	212,037
RESTRICTED CASH	105	158
PROPERTY AND EQUIPMENT, net	19,405	23,738
INTANGIBLE ASSETS, net:
Network affiliation agreements	5,333	4,334
Trade names	5,834	5,875
Broadcasting licenses	28,896	45,747
Cable network connections	805	666
Other intangible assets	226	397
Net intangible assets	41,094	57,019
GOODWILL	68,273	70,824
PROGRAMMING RIGHTS, net	28,368	23,957
SUBLICENSING RIGHTS, net	1,836	11,913
INVESTMENTS IN AND ADVANCES TO INVESTEES	8,509	9,176
PREPAYMENTS	10,093	7,905
DEFERRED TAX ASSET	5,322	6,942
OTHER NON-CURRENT ASSETS	181	108
TOTAL ASSETS	$273,697	$423,777

(Continued on the next page)

CTC MEDIA, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)
(in thousands of US dollars, except share and per share data)

	December 31, 2005	June 30, 2006
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$16,349	$20,807
Accrued liabilities	6,300	7,139
Taxes payable	8,765	9,768
Short-term loans and interest accrued	4,068	4
Deferred revenue	8,171	9,144
Deferred tax liability	1,147	1,920
Other current liabilities	19	262
TOTAL CURRENT LIABILITIES	44,819	49,044
LONG TERM LOANS	37,188	201
DEFERRED TAX LIABILITY	10,677	14,007
MINORITY INTEREST	1,915	2,244
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Convertible preferred stock; $0.01 par value; shares authorized 90,000; shares issued and outstanding (December 31, 2005 — 82,951; June 30, 2006-0)	1	0
Common stock; $0.01 par value; shares authorized 175,772,173; shares issued and outstanding December 31, 2005 — 72,824,800; June 30, 2006-151,505,672)	728	1,515
Additional paid-in capital	210,740	321,345
(Accumulated deficit)/Retained earnings	(32,371)	24,394
Accumulated other comprehensive income	—	11,027
TOTAL STOCKHOLDERS' EQUITY	179,098	358,281
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$273,697	$423,777